UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

Acacia Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400 Maynard, Massachusetts		01754
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 938-4896

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

From time to time, representatives of Acacia Communications, Inc. (the “Company”) conduct meetings with investors, analysts and other third parties regarding the Company in which the Company uses a corporate slide presentation. A copy of our current corporate slide presentation, dated November 18, 2016, is attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Presentation”).

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Investor Relations Presentation in use beginning November 18, 2016 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA COMMUNICATIONS, INC.

Date: November 18, 2016	By:	/s/ Janene I. Asgeirsson
Janene I. Ásgeirsson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Relations Presentation in use beginning November 18, 2016 (furnished only).